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                                                                      EXHIBIT 32
SECTION 1350 CERTIFICATIONS


Richard M. Deneau, President and Chief Executive Officer and Darrin J. Campbell, Executive Vice President and Chief Financial Officer of Anchor Glass Container Corporation, hereby certify that:

         1. The annual report of the registrant on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods expressed in the annual report.


Date: March 18, 2004



/s/ Richard M. Deneau
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Name: Richard M. Deneau
Title:  President and Chief Executive Officer



/s/ Darrin J. Campbell
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Name: Darrin J. Campbell
Title:  Executive Vice President and Chief Financial Officer